                                                                     EXHIBIT (p)

                             EATON VANCE MANAGEMENT
                            The Eaton Vance Building
                                255 State Street
                           Boston, Massachusetts 02109
                            Telephone: (617) 482-8260
                            Telecopy: (617) 338-8054

                                                                    June 6, 2007

Eaton Vance Risk-Managed Diversified Equity Income Fund
The Eaton Vance Building
255 State Street
Boston, Massachusetts 02109

Ladies and Gentlemen:

     With respect to our purchase from you, at the purchase price of $100,000 of 5,000 shares of beneficial interest, net asset value of $20.00 per share ("Initial Shares") in Eaton Vance Risk-Managed Diversified Equity Income Fund, we hereby advise you that we are purchasing such Initial Shares for investment purposes without any present intention of redeeming or reselling.

                                        Very truly yours,

                                        EATON VANCE MANAGEMENT


                                        By: /s/ William M. Steul
                                            ------------------------------------
                                            William M. Steul
                                            Treasurer and Vice President